UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement

On June 29, 2018, Amedisys, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement effective as of that date (the “Amended and Restated Credit Agreement”), among the Company and Amedisys Holding, L.L.C. (“Holding” and together with the Company, the “Borrowers”), certain subsidiaries of the Company party thereto as guarantors, Bank of America, N.A. (the “Administrative Agent”), as Administrative Agent, Swingline Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Capital One Bank, National Association, Citizens Bank, N.A., Compass Bank, Fifth Third Bank, Hancock Whitney Bank, Regions Bank, and Wells Fargo Bank, National Association, as Co-Documentation Agents, the lenders party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citizens Bank N.A., Fifth Third Bank and JPMorgan Chase Bank, N.A. as Joint Lead Arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as Joint Bookrunners. The Amended and Restated Credit Agreement amends and restates the Company’s existing Credit Agreement, dated as of August 28, 2015 (the “Existing Credit Agreement”).

The Amended and Restated Credit Agreement provides for a senior secured revolving credit facility in an initial aggregate principal amount of up to $550 million (the “Credit Facility”), which includes a $60 million sublimit for the issuance of standby letters of credit and a $25 million sublimit for swingline loans. The Credit Facility also includes an accordion feature permitting the Borrowers to request an increase in the Credit Facility by increasing the revolving commitments or adding one or more tranches of term loan facilities equal to, in the aggregate, up to $125 million plus additional amounts based on the Company’s consolidated leverage ratio (described below).

The interest rate in connection with the Credit Facility shall be based, at the Borrowers’ election, on (i) the Base Rate plus the Applicable Rate (a “Base Rate Loan”) or (ii) the Eurodollar Rate plus the Applicable Rate (a “Eurodollar Rate Loan”). The “Base Rate” means a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.50% per annum, (b) the prime rate of interest established by the Administrative Agent, and (c) the Eurodollar Rate for an interest period of one month plus 1% per annum, subject to certain interest rate floors. The “Eurodollar Rate” means the rate at which Eurodollar deposits in the London interbank market for an interest period of one, two, three or six months (as selected by the Borrowers) are quoted. The “Applicable Rate” means 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans, subject to adjustment to an amount equal to 0.75% per annum, 1.00% per annum or 1.25% per annum, in the case of Base Rate Loans, and to an amount equal to 1.75% per annum, 2.00% per annum or 2.25% per annum, in the case of Eurodollar Rate Loans, in each case depending upon the consolidated leverage ratio of the Company at the end of each quarter, as described below. Generally, Eurodollar Rate Loans must be in a minimum amount of $1,000,000, or whole multiples of $100,000 in excess thereof, and Base Rate Loans must be in a minimum amount of $500,000, or whole multiples of $100,000 in excess thereof.

The Credit Facility may be used to refinance certain existing indebtedness (including indebtedness under the Existing Credit Agreement) and for other general corporate purposes of the Company and its subsidiaries, including permitted acquisitions, as defined in the Amended and Restated Credit Agreement. The final maturity of the revolving loans under the Credit Facility is June 29, 2023 and will be payable in full at that time.

The Borrowers used proceeds from the Credit Facility to pay off the existing term loan under the Existing Credit Agreement which had a principal balance of $87.5 million. The Borrowers also converted $10 million of Base Rate Loans into Eurodollar Rate Loans. As of June 29, 2018, the Borrowers had $127.5 million of outstanding borrowings under the Credit Facility, of which $117.5 million of borrowings were Eurodollar Rate Loans and $10 million of borrowings were Base Rate Loans.

The Amended and Restated Credit Agreement also contains customary covenants, including, but not limited to, restrictions on:

•	incurrence of liens;

•	incurrence of additional debt;

•	sales of assets and other fundamental corporate changes;

•	investments; and

•	declarations of dividends.

These covenants contain customary exclusions and baskets.

In addition, the Amended and Restated Credit Agreement requires maintenance of two financial covenants: (i) a consolidated leverage ratio of funded indebtedness (minus unrestricted cash) to consolidated EBITDA, as defined in the Amended and Restated Credit Agreement, and (ii) a consolidated interest coverage ratio of consolidated EBITDA to consolidated cash interest charges, all as defined in the Amended and Restated Credit Agreement. Each of these covenants, which are described more fully in the Amended and Restated Credit Agreement, are calculated over rolling four-quarter periods and also are subject to certain exceptions and baskets.

The Amended and Restated Credit Agreement also includes customary events of default and customary remedies upon the occurrence of an event of default, including acceleration of the amounts due under the Credit Facility.

The Credit Facility is guaranteed by substantially all wholly-owned direct and indirect subsidiaries of the Company. The Amended and Restated Credit Agreement requires at all times that the Company (i) provide guaranties from wholly-owned subsidiaries that in the aggregate represent not less than 95% of the Company’s consolidated net revenues and consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) from all wholly-owned subsidiaries and (ii) provide guarantees from subsidiaries that in the aggregate represent not less than 70% of consolidated EBITDA (as defined in the Amended and Restated Credit Agreement), subject to certain exceptions.

A copy of the Amended and Restated Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Certain parties to the Amended and Restated Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Security Agreement and Pledge Agreement

In connection with entering into the Amended and Restated Credit Agreement, the Company, Holding and the various wholly-owned subsidiaries that have guaranteed the Company’s and Holding’s obligations under the Amended and Restated Credit Agreement entered into (i) an Amended and Restated Security Agreement with the Administrative Agent dated as of June 29, 2018 (the “Amended and Restated Security Agreement”) and (ii) an Amended and Restated Pledge Agreement with the Administrative Agent dated as of June 29, 2018 (the “Amended and Restated Pledge Agreement”) for the purpose of securing the payment of the Company’s and Holding’s obligations under the Amended and Restated Credit Agreement.

Pursuant to the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement, the Company’s and Holding’s obligations under the Amended and Restated Credit Agreement are secured by (i) the grant of a first lien security interest in the non-real estate assets of substantially all of the Company’s direct and indirect, wholly-owned subsidiaries (subject to exceptions for certain immaterial and otherwise excluded subsidiaries and certain excluded property) and (ii) the pledge of the equity interests in (a) substantially all of the Company’s direct and indirect, wholly-owned corporate, limited liability company and limited partnership subsidiaries and (b) those joint ventures which constitute subsidiaries under the Amended and Restated Credit Agreement (subject, in the case of the Amended and Restated Pledge Agreement, to exceptions for certain immaterial and otherwise excluded subsidiaries and certain excluded property).

If an event of default occurs under the Amended and Restated Credit Agreement, the Administrative Agent shall, upon the request of, or may, with the consent of, a specified percentage of the Lenders, exercise remedies with respect to the collateral, including, in some instances, taking possession of or selling personal property assets, collecting accounts receivables, or, in accordance with the terms of the Amended and Restated Pledge Agreement, taking control of the pledged stock and other equity interests.

A copy of the Amended and Restated Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and a copy of the Amended and Restated Pledge Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing descriptions of the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement do not purport to be complete and are qualified in their entireties by reference to Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2018, the Company entered into the Amended and Restated Credit Agreement, as further described under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On July 2, 2018, the Company issued a press release announcing the Company’s entry into the Credit Facility, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Credit Agreement dated as of June 29, 2018, among Amedisys, Inc. and Amedisys Holding, L.L.C, as borrowers, certain subsidiaries of Amedisys, Inc. party thereto as guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Capital One Bank, National Association, Citizens Bank, N.A., Compass Bank, Fifth Third Bank, Hancock Whitney Bank, Regions Bank, and Wells Fargo Bank, National Association, as Co-Documentation Agents, the lenders party thereto, Merrill, Lynch, Pierce Fenner & Smith Incorporated, Citizens Bank N.A., Fifth Third Bank, and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as Joint Bookrunners

10.2	Amended and Restated Security Agreement dated as of June 29, 2018, among Amedisys, Inc. and Amedisys Holding, L.L.C., as borrowers, certain other parties identified as “grantors” on the signature pages thereto and Bank of America, N.A., in its capacity as Administrative Agent

10.3	Amended and Restated Pledge Agreement dated as of June 29, 2018, among Amedisys, Inc. and Amedisys Holding, L.L.C., as borrowers, certain other parties identified as “pledgors” on the signature pages thereto, and Bank of America, N.A., in its capacity as Administrative Agent

99.1	Press Release dated July 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Scott G. Ginn
Scott G. Ginn
Chief Financial Officer

DATE: July 2, 2018